Under Rule 424(b)(3) Form F-6 File #
333-11952

 Effective October 15, 2008, the
Companys name changed to
China Unicom (Hong Kong) Limited
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
ten deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
PAR VALUE HK$0.10 PER SHARE
EACH
OF
CHINA UNICOM LIMITED
(INCORPORATED UNDER THE LAWS
OF HONG KONG)
      The Bank of New York, as
depositary (hereinafter called the
Depositary), hereby certifies that
_____________, or registered assigns IS
THE OWNER OF
______________________
AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares, par value HK$0.10 per share (herein called
Shares), of China Unicom Limited, a
company incorporated under the laws of
Hong Kong (herein called the Company). At the date hereof, each American Depositary
Share represents ten Shares deposited or subject to deposit under the Deposit
Agreement (as such term is hereinafter
defined) at the Hong Kong office of The
Hongkong and Shanghai Banking
Corporation Limited (herein called the
Custodian). The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of June 22, 2000 (herein
called the Deposit Agreement), by and
among the Company, the Depositary, and all
Owners and Beneficial Owners from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof. The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities). Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City
and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
      The Owner of this Receipt agrees
that, by accepting this Receipt, such Owner
shall hold such Receipt subject to, and with
the obligations of, the provisions hereof and
of the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt for the purpose of withdrawal of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and upon payment of the fee of
the Depositary provided in this Receipt and
payment of all taxes and governmental
charges payable in connection with such
surrender and withdrawal of Deposited
Securities, and subject to the terms and
conditions of the Deposit Agreement,
applicable law and the Deposited Securities,
the Owner hereof is entitled to delivery, to
him or upon his order, of the amount of
Deposited Securities at the time represented
by the American Depositary Shares for
which this Receipt is issued. Delivery of
such Deposited Securities may be made by
the delivery of (a) certificates in the name of
the Owner hereof or as ordered by him or
certificates properly endorsed or
accompanied by proper instruments of
transfer and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt. Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof. Neither the Depositary nor the
Custodian shall deliver Shares (other than to
the Company or its agent as contemplated
by Section 4.08 of the Deposit Agreement),
or otherwise permit Shares to be withdrawn
from the facility created by the Deposit
Agreement, except upon the receipt and
cancellation of Receipts.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose. This Receipt
may be split into other such Receipts, or
may be combined with other such Receipts
into one Receipt, evidencing the same
aggregate number of American Depositary
Shares as the Receipt or Receipts
surrendered. As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Company, the Custodian, or the Registrar
may require payment from the depositor of
the Shares or the presenter of the Receipt of
a sum sufficient to reimburse it for any tax
or other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any laws or
governmental regulations relating to
Receipts or American Depositary Shares or
to the withdrawal of Deposited Securities
and such other reasonable regulations, if
any, that the Depositary may establish
consistent with the provisions of the Deposit
Agreement, including, without limitation,
Section 2.06 of the Deposit Agreement.
      The delivery of Receipts against
deposit of Shares generally or against
deposit of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary or the Company are
closed, or if any such action is deemed
necessary or advisable by the Depositary or
the Company at any time or from time to
time because of any requirement of law or of
any government or governmental body or
commission, or any securities exchange on
which such Receipts or Shares are listed, or
under any provision of the Deposit
Agreement or this Receipt, or for any other
reason, subject to the provisions of Section
7.09 of the Deposit Agreement; provided,
however, that the Depositary shall provide
prompt notice to the Company immediately
after any such suspension or refusal.
Notwithstanding any other provision in the
Deposit Agreement or the Receipts, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended, except as permitted in
General Instruction IA(i) in Form F-6 (as
such instructions may be amended from time
to time) under the Securities Act in
connection with (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares, or, to the extent the
Depositary has received instructions with
respect thereto from the Company, any
Shares the deposit of which would violate
any provision of the Memorandum and
Articles of Association of the Company.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
      If any tax or other governmental
charge shall become payable by the
Custodian or the Depositary with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner or Beneficial Owner hereof to the
Depositary. The Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate therefor
are validly issued, fully paid,
non-assessable, and free of any preemptive
rights of the owners of outstanding Shares
and that the person making such deposit is
duly authorized so to do. Every such person
shall also be deemed to represent that such
Shares and the Receipts evidencing
American Depositary Shares representing
such Shares would not be Restricted
Securities. Such representations and
warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval, legal
ownership or such information relating to
the registration on the books of the
Company or the Foreign Registrar, if
applicable, to execute such certificates and
to make such representations and warranties,
as the Depositary may reasonably deem
necessary or proper or as the Company may
require by written request to the Depositary.
The Depositary may withhold the delivery
or registration of transfer of any Receipt or
the distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made. Upon the written request
of the Company, the Depositary shall, at the
expense of the Company, provide the
Company, in a timely manner, with copies
of all such proof, certificates and written
representation and warranties provided to
the Depositary under Section 3.01 of the
Deposit Agreement. No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in Hong Kong
which is then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time. The Depositary shall present its
statement for such charges and expenses to
the Company once every three months. The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the terms of the Deposit Agreement, (3)
such cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, to be at the expense of
persons depositing Shares or Owners, (4)
such expenses as are incurred by the
Depositary in the conversion of foreign
currency pursuant to Section 4.05 of the
Deposit Agreement, (5) a fee of $5.00 or
less per 100 American Depositary Shares (or
portion thereof) for the execution and
delivery of Receipts pursuant to Section
2.03 or 4.03 of the Deposit Agreement and
the surrender of Receipts pursuant to Section
2.05 of the Deposit Agreement, (6) a fee of
$.02 or less per American Depositary Share
(or portion thereof) for any cash distribution
made pursuant to the Deposit Agreement,
except pursuant to Section 4.01 thereof, and
(7) a fee for the distribution of securities
pursuant to Section 4.02 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit by Owners
of such securities (for purposes of this
clause 7 treating all such securities as if they
were Shares), but which securities are
instead distributed by the Depositary to
Owners.
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the Pre-
Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial right, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Share or
Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be, other than in
satisfaction of such Pre-Release), (b) at all
time fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of Pre-
Releases will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
disregard such limit from time to time as it
deems reasonably appropriate, and may,
with the prior written consent of the
Company, change such limit for purposes of
general application.  The Depositary will
also set dollar limits with respect to Pre-
Release transactions to be entered into under
the Deposit Agreement with any particular
Pre-Releasee on a case-by-case basis as the
Depositary deems appropriate.  For purposes
of enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of New York;
provided, however, that the Company and
the Depositary, notwithstanding any notice
to the contrary, may treat the person in
whose name this Receipt is registered on the
books of the Depositary as the absolute
Owner hereof for the purpose of determining
the person entitled to distribution of
dividends or other distributions or to any
notice provided for in the Deposit
Agreement or for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and if a
Registrar for the Receipts shall have been
appointed, such Receipts are countersigned
by the manual or facsimile signature of a
duly authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission). Such
reports and communications will be
available for inspection and copying at the
public reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office copies of the Deposit
Agreement and any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the owner of the Deposited
Securities and (b) made generally available
to the owners of such Deposited Securities
by the Company. The Depositary will also
send to Owners of Receipts copies of such
reports and communications when furnished
by the Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts and the Company, provided that
such inspection shall not be for the purpose
of communicating with Owners of Receipts
in the interest of a business or object other
than the business of the Company or a
matter related to the Deposit Agreement or
the Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
transferable to the United States, and subject
to the Deposit Agreement, as promptly as
practicable, convert or cause to be converted
such dividend or distribution into Dollars
and will distribute as promptly as practicable
the amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement, if applicable) to the
Owners of Receipts entitled thereto in
proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them
respectively; provided, however, that in the
event that the Company or the Depositary is
required to withhold and does withhold from
any cash dividend or other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Section 4.01, 4.03 or 4.04 of the
Deposit Agreement, the Depositary shall
cause the securities or property received by
it to be distributed to the Owners entitled
thereto, after deduction or upon payment of
any fees and expenses of the Depositary or
any taxes or other governmental charges, in
proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them
respectively, in any manner that the
Depositary may reasonably deem equitable
and practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners entitled thereto, or if for any other
reason (including, but not limited to, any
requirement that the Company or the
Depositary withhold an amount on account
of taxes or other governmental charges or
that such securities must be registered under
the Securities Act of 1933 in order to be
distributed to Owners or Beneficial Owners)
the Depositary deems such distribution not
to be feasible, the Depositary may adopt
such method as it may reasonably deem
equitable and practicable for the purpose of
effecting such distribution, including, but
not limited to, the public or private sale of
the securities or property thus received, or
any part thereof, and the net proceeds of any
such sale (net of the fees and expenses of the
Depositary as provided in Section 5.09 of
the Deposit Agreement) shall be distributed
by the Depositary to the Owners entitled
thereto, all in the manner and subject to the
conditions described in Section 4.01 with
respect to cash distributions.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute as promptly as
practicable to the Owners of outstanding
Receipts entitled thereto, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held
by them respectively, additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 and the payment of the fees and
expenses of the Depositary as provided in
Section 5.09. The Depositary may withhold
any such distribution of Receipts if it has not
received satisfactory assurances from the
Company that such distribution does not
require registration under the Securities Act
of 1933 or is exempt from registration under
the provisions of such Act. In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary shall sell the amount of Shares
represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
described in Section 4.01. If additional
Receipts are not so distributed, each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby. In the event
that the Company shall offer or cause to be
offered to the owners of any Deposited
Securities an option to elect to receive
dividends in fully paid Shares instead of
cash, the Depositary and the Company agree
to consult to determine whether such option
will be made available to the Owners of
Receipts and, if such option is to be made
available to such Owners, the procedures to
be followed.
13.	 WITHHOLDING.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Company or
the Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary reasonably deems
necessary and practicable to pay any such
taxes or charges, and the Depositary shall, as
promptly as practicable, distribute as
promptly as practicable the net proceeds of
any such sale after deduction of such taxes
or charges to the Owners of Receipts
entitled thereto in proportion to the number
of American Depositary Shares held by
them respectively and the Depositary shall,
as promptly as practicable, distribute any
unsold balance of such property in
accordance with the provisions of this
Receipt and the Deposit Agreement. The
Depositary shall forward to the Company or
its agent such information from its records
as the Company may reasonably request to
enable the Company or its agent to file
necessary reports with governmental
authorities or agencies.
            Notwithstanding any other
provisions of the Deposit Agreement, before
making any distribution or other payment on
any Deposited Securities, the Company shall
make such deductions (if any) which the
Company is required to make in respect of
any income, capital gains or other taxes
imposed by Hong Kong and the Company
may also deduct the amount of any tax or
other governmental charges imposed by
Hong Kong and payable by the Company or
for which the Company might be made
liable in respect of such distribution or other
payment or any document signed in
connection therewith. In making such
deductions, the Company shall have no
obligation to any Owner to apply a rate
under any treaty or other arrangement
between Hong Kong and the country within
which such Owner is resident unless such
Owner has timely provided to the Company
evidence of its entitlement to the benefit of
such treaty or other arrangement that is
satisfactory to the relevant tax authorities of
Hong Kong.
      When requested by the Company
prior to the distribution of dividends by the
Company or pursuant to a termination of the
Deposit Agreement, the Depositary shall
send to all Owners entitled to receive such
dividend or subject to such sale of Shares, as
the case may be, a notice in a form which
the Company shall provide requesting
evidence of each such Owners country of
tax residence. The Depositary and the
Company shall have no obligations or
liability to any person if any Owner fails to
provide such evidence or if such evidence
does not reach relevant tax authorities in
time for any Owner to obtain the benefit of
any tax treaty.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the owners of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.
The Depositary may, after consultation with
the Company, and will, at the request of the
Company, if the Depositary determines in its
discretion that it is lawful and feasible to
make such rights available to all or certain
Owners but not to other Owners, the
Depositary may distribute to any Owner to
whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form as it
deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner. As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts to such Owner. In the case of a
distribution pursuant to the second
paragraph of this Article 13, such Receipts
shall be legended in accordance with
applicable U.S. laws, and shall be subject to
the appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practicable basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from, or not subject to,
registration under the Securities Act of 1933
with respect to a distribution to all Owners
or are registered under the provisions of
such Act; provided, that nothing in the
Deposit Agreement shall create, or be
construed to create, any obligation on the
part of the Company to file a registration
statement with respect to such rights or
underlying securities or to endeavor to have
such a registration statement declared
effective. If an Owner of Receipts requests
the distribution of warrants or other
instruments, notwithstanding that there has
been no such registration under such Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States
for the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from, or not subject to,
such registration.
      Subject to Section 5.03 of the
Deposit Agreement, the Depositary shall not
be responsible for any failure to determine
that it may be lawful or feasible to make
such rights available to Owners in general or
any Owner in particular.
15.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the reasonable judgment of
the Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall, as promptly as practicable,
convert or cause to be converted, by sale or
in any other manner that it may determine,
such foreign currency into Dollars, and such
Dollars shall be distributed, as promptly as
practicable, to the Owners entitled thereto
or, if the Depositary shall have distributed
any warrants or other instruments which
entitle the owners thereof to such Dollars,
then to the owners of such warrants and/or
instruments upon surrender thereof for
cancellation. Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.09 of
the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary, after consultation with the
Company, shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its reasonable judgment
any foreign currency received by the
Depositary or the Custodian is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary, after consultation with the
Company, is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
16.	RECORD DATES.
            Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever the Depositary shall
receive notice of any meeting of owners of
Shares or other Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall find it reasonably necessary
or convenient, the Depositary shall fix a
record date which date shall be as near the
record date for the Shares or other Deposited
Securities as practicable (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof, (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (iii) obligated
to pay any charges pursuant to clause (8) of
Section 5.09 of the Deposit Agreement or
(b) on or after the date as of which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement and
Article 7 of this Receipt.
17.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall,
as soon as practicable thereafter, unless
otherwise requested by the Company, mail
to the Owners a notice, which shall contain
(a) such information as is contained in such
notice of meeting received by the Depositary
from the Company, (b) a statement that the
Owners as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of Hong Kong
law and of the Memorandum and Articles of
Association of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may
be given including an express indication that
such instructions may be given or deemed
given in accordance with the last sentence of
this paragraph if no instruction is received,
to the Depositary to give a discretionary
proxy to a person designated by the
Company.  Upon the written request of an
Owner on such record date, received on or
before the date established by the Depositary
for such purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable, to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request. The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the Instruction Date, the
Depositary shall deem such Owner to have
instructed the Depositary to give a
discretionary proxy to a person designated
by the Company with respect to such
Deposited Securities and the Depositary
shall give a discretionary proxy to a person
designated by the Company to vote such
Deposited Securities, provided, that no such
instruction shall be given with respect to any
matter as to which the Company informs the
Depositary (and the Company agrees to
provide such information as promptly as
practicable in writing) that (x) the Company
does not wish such proxy given, (y)
substantial opposition exists or (z) such
matter materially and adversely affects the
rights of holders of Shares.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
18.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, split-up, consolidation, or
any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, any securities which shall
be received by the Depositary or a
Custodian in exchange for or in conversion
of or in respect of Deposited Securities shall
be treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to the existing
Deposited Securities, the right to receive the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence. In any such case the
Depositary may, after consultation with the
Company, and shall if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
19.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, officers, employees, agents or
affiliates shall incur any liability to any
Owner or Beneficial Owner of any Receipt,
if by reason of any provision of any present
or future law or regulation of the United
States, Hong Kong or any other country, or
of any other governmental or regulatory
authority or stock exchange, or by reason of
any provision, present or future, of the
Articles of Association of the Company, or
by reason of any provision of any securities
issued or distributed by the Company, or any
offering or distribution thereof, or by reason
of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company or any of their
respective directors, officers, employees,
agents or affiliates shall be prevented,
delayed or forbidden from, or be subject to
any civil or criminal penalty on account of,
doing or performing any act or thing which
by the terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed; nor shall the Depositary
or the Company or any of their respective
directors, officers, employees, agents or
affiliates incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement. Where, by the terms of a
distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement or for any
other reason, such distribution or offering
may not be made available to Owners of
Receipts, and the Depositary may not
dispose of such distribution or offering on
behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse. Neither the Company
nor the Depositary nor any of their
respective agents assumes any obligation or
shall be subject to any liability under the
Deposit Agreement to Owners or Beneficial
Owners of Receipts, except that they agree
to perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith. The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities. Neither the Depositary
nor the Company nor any of their respective
directors, officers, employees, agents or
affiliates shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary. Neither the Depositary
nor the Company nor any of their respective
directors, officers, employees, agents or
affiliates shall be liable for any action or
nonaction by it in reliance upon the advice
of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information. The Depositary, the
Custodian and the Company and each of
their respective directors, officers,
employees, agents and affiliates may rely
and shall be protected in acting upon any
written notice, request, direction or other
document or instrument believed by it to be
genuine and to have been signed or
presented by the proper party or parties. The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities, or for the
manner in which any such vote is cast or the
effect of any such vote, provided that any
such action or nonaction is in good faith and
in accordance with the terms of the Deposit
Agreement. The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the reasonable expenses of
counsel) which may arise out of registration
with the Commission of Receipts, American
Depositary Shares or Deposited Securities or
the offer or sale thereof in the United States
or out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified, or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, and except to the extent that
such liability or expense arises out of
information relating to the Depositary or the
Custodian, as applicable, furnished in
writing to the Company by the Depositary or
the Custodian, as applicable, expressly for
use in any registration statement, proxy
statement, prospectus (or placement
memorandum) or preliminary prospectus (or
preliminary placement memorandum)
relating to the Receipts or the American
Depositary Shares represented thereby, or
omissions from such information of, if such
information is provided, the failure to state a
material fact necessary to make the
information provided not misleading, or (ii)
by the Company or any of its directors,
employees, agents and affiliates. The
indemnities contained in the preceding
sentence shall not extend to any liability or
expense which arises solely and exclusively
out of a Pre-Release (as defined in Section
2.09 of the Deposit Agreement) of a Receipt
of Receipts in accordance with Section 2.09
of the Deposit Agreement and which would
not otherwise have arisen had such Receipt
or Receipts not been the subject of a
Pre-Release pursuant to such Section 2.09;
provided, however, that, for the avoidance
of doubt, the indemnities provided in the
preceding paragraph shall apply to any such
liability or expense (subject to the
limitations contained in this paragraph) (i) to
the extent that such liability or expense
would have arisen had a Receipt or Receipts
not been the subject of a Pre-Release or (ii)
which arose out of any misstatement or
alleged misstatement or omission or alleged
omission of a material fact in any
registration statement, proxy statement,
prospectus (or placement memorandum) or
preliminary prospectus (or preliminary
placement memorandum) relating to the
offer or sale of American Depositary Shares,
except to the extent any such liability or
expense arises out of (1) information
relating to the Depositary or any Custodian,
as applicable, furnished in writing to the
Company (and not materially changed or
altered) by the Depositary or any Custodian,
as applicable, expressly for use in any of the
foregoing documents, or, (2) if such
information is provided, the failure to state a
material fact necessary to make the
information provided not misleading. No
Owner or Beneficial Owner shall have any
rights under this Article 18. The Depositary
agrees to indemnify the Company, its
directors, officers, employees, agents and
affiliates and hold them harmless from any
liability or reasonable expense (including,
but not limited to, the reasonable fees and
expenses of counsel) which may arise out of
acts performed or omitted, in accordance
with the provisions of the Deposit
Agreement and of the Receipts, as the same
may be amended, modified or supplemented
from time to time, (i) by either the
Depositary or a Custodian or their respective
directors, employees, agents and affiliates,
except for any liability or expense arising
out of the negligence or bad faith of either of
them, or (ii) by the Company or any of its
officers, directors, employees, agents and
affiliates. No disclaimer of liability under
the Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
20.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement. The
Depositary may at any time be removed by
the Company by written notice of such
removal, effective upon the appointment of
a successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement. Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute or additional
custodian or custodians.
21.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners of Receipts in any
respect which they may deem necessary or
desirable. Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees and cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of 30 days after
notice of such amendment shall have been
given to the Owners of outstanding
Receipts. Every Owner Of a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby. In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
22.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company, shall terminate
the Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 60 days
prior to the date fixed in such notice for such
termination. The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 60 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement. On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt. If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). As promptly as
practicable after the expiration of one year
from the date of termination, the Depositary
may sell the Deposited Securities then held
under the Deposit Agreement and may
thereafter hold uninvested the net proceeds
of any such sale, together with any other
cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds. After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except for its
obligations to the Company under Section
5.08 of the Deposit Agreement. Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.08 and 5.09 of the Deposit
Agreement.
23.	 COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement to the contrary, the
Company and the Depositary each agrees
that it will not exercise any rights it has
under the Deposit Agreement to prevent the
withdrawal or delivery of Deposited
Securities in a manner which would violate
the U.S. securities laws, including, but not
limited to, Section IA(1) of the General
Instructions to the Form F-6 Registration
Statement, as amended from time to time,
under the Securities Act of 1933.
24.	DISCLOSURE OF BENEFICIAL
OWNERSHIP.
      The Company may from time to time
request Owners and Beneficial Owners to
provide information (a) as to the capacity in
which such Owners and Beneficial Owners
own or owned American Depositary Shares
(b) regarding the identity of any other
persons then or previously interested in such
American Depositary Shares and (c) the
nature of such interest and various other
matters. Each Owner agrees to provide any
information requested by the Company or
the Depositary pursuant to Section 3.04 of
the Deposit Agreement.  The Depositary
agrees to use reasonable efforts to comply
with written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owners
and to forward to the Company any
responses to such requests received by the
Depositary.
25.	TAKEOVERS.
      Each Owner agrees that in relation to
the acquisition of beneficial ownership or
control of Shares (including Shares
represented by American Depositary
Shares), the Owner shall have regard to and
shall comply with the Code on Takeovers
and Mergers issued by the Securities and
Futures Commission of Hong Kong as such
code may be amended and supplemented
from time to time and agrees to comply with
such other laws, regulations and codes of
practice applicable to the acquisition of
beneficial ownership or control of Shares in
Hong Kong whether or not such may be
enforceable against such Owner.
26.	OWNERSHIP RESTRICTIONS.
      The Company may restrict transfers
of the Shares where such transfer might
result in ownership of Shares exceeding the
prescribed limits under applicable law or the
Companys Memorandum and Articles of
Association.  The Company may also
restrict, in such manner as it deems
reasonably appropriate, transfers of the
American Depositary Shares where such
transfer may result in the total number of
Shares represented by the American
Depositary Shares beneficially owned by an
Owner or Beneficial Owner to exceed the
prescribed limits under any applicable law
or the Companys Memorandum and Articles
of Association.  The Company may, in its
sole discretion, instruct the Depositary to
take reasonable steps with respect to the
ownership interest of any Owner or
Beneficial Owner in excess of the limitation
set forth in the preceding sentence, including
but not limited to a mandatory sale or
disposition on behalf of an Owner or
Beneficial Owner of the Shares represented
by the American Depositary Shares held by
such an Owner or Beneficial Owner in
excess of such limitations, if and to the
extent such disposition is reasonably
practicable and permitted by applicable law.
27.	PROHIBITION OF
ASSIGNMENT
      The Depositary may not assign or
otherwise transfer any of its rights or
obligations under the Deposit Agreement, except as otherwise provided herein or with the written consent of the Company.




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